Exhibit 20.1
Nissan Auto Receivables 2005-C
Servicer's Certificate
for the month of January 2006

Collection Period	Jan-06	30/360 Days	30
Distribution Date	15-Feb-06	Actual/360 Days	29

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,407,856,567.66	1,240,073,413.68	1,194,911,622.36	0.848745
Total Securities		1,407,856,567.66	1,240,073,413.68	1,194,911,622.36	0.848745
Class A-1 Notes	3.86100%	359,000,000.00	191,216,846.02	146,055,054.70	0.406839
Class A-2 Notes	4.14000%	304,000,000.00	304,000,000.00	304,000,000.00	1.000000
Class A-3 Notes	4.19000%	433,000,000.00	433,000,000.00	433,000,000.00	1.000000
Class A-4 Notes	4.31000%	241,464,000.00	241,464,000.00	241,464,000.00	1.000000
Certificates	0.00000%	70,392,567.66	70,392,567.66	70,392,567.66	1.000000

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	45,161,791.32	594,732.20	125.7988616	1.6566357
Class A-2 Notes	0.00	1,048,800.00	-	3.4500000
Class A-3 Notes	0.00	1,511,891.67	-	3.4916667
Class A-4 Notes	0.00	867,258.20	-	3.5916667
Certificates	0.00	0.00	-	-
Total Securities	45,161,791.32	4,022,682.07

I. COLLECTIONS

Interest:
Interest Collections		3,464,433.57
Repurchased Loan Proceeds Related to Interest		0.00
Total Interest Collections		3,464,433.57

Principal:
Principal Collections		44,072,896.23
Repurchased Loan Proceeds Related to Principal		0.00
Total Principal Collections		44,072,896.23

Recoveries of Defaulted Receivables		243,671.76
Investment Earnings on Yield Supplement Account		256,684.10
Release from the Yield Supplement Account		3,497,459.22
Servicer Advances		0.00

Total Collections		51,535,144.88

II. COLLATERAL POOL BALANCE DATA
	Number	Amount
Pool Balance - Beginning of Period	74,312	1,240,073,413.68
Total Principal Collections		44,072,896.23
Principal Amount of Gross Losses		1,088,895.09
	73,014	1,194,911,622.36

III. DISTRIBUTIONS

Total Collections		51,535,144.88
Reserve Account Draw		0.00
Total Available for Distribution		51,535,144.88

1. Reimbursement of Advance	43,236.15

2. Servicing Fee:
Servicing Fee Due	1,033,394.51
Servicing Fee Paid	1,033,394.51
Servicing Fee Shortfall	0.00

3. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall	0.00
Class A-1 Notes Interest on Interest Carryover Shortfall	0.00
Class A-1 Notes Monthly Interest Distributable Amount	594,732.20

Class A-1 Notes Monthly Interest Paid	594,732.20
Change in Class A-1 Notes Interest Carryover Shortfall	0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall	0.00
Class A-2 Notes Interest on Interest Carryover Shortfall	0.00
Class A-2 Notes Monthly Interest Distributable Amount	1,048,800.00

Class A-2 Notes Monthly Interest Paid	1,048,800.00
Change in Class A-2 Notes Interest Carryover Shortfall	0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall	0.00
Class A-3 Notes Interest on Interest Carryover Shortfall	0.00
Class A-3 Notes Monthly Interest Distributable Amount	1,511,891.67

Class A-3 Notes Monthly Interest Paid	1,511,891.67
Change in Class A-3 Notes Interest Carryover Shortfall	0.00

Class A-4 Notes Monthly Interest
Class A-4 Notes Interest Carryover Shortfall	0.00
Class A-4 Notes Interest on Interest Carryover Shortfall	0.00
Class A-4 Notes Monthly Interest Distributable Amount	867,258.20

Class A-4 Notes Monthly Interest Paid	867,258.20
Change in Class A-4 Notes Interest Carryover Shortfall	0.00

Total Note Monthly Interest
Total Note Monthly Interest Due	4,022,682.07
Total Note Monthly Interest Paid	4,022,682.07
Total Note Interest Carryover Shortfall	0.00
Change in Total Note Interest Carryover Shortfall	0.00

Total Available for Principal Distribution	46,435,832.15

4. Total Monthly Principal Paid on the Notes	45,161,791.32

Total Noteholders' Principal Carryover Shortfall	0.00
Total Noteholders' Principal Distributable Amount	45,161,791.32
Change in Total Noteholders' Principal Carryover Shortfall	0.00

5. Total Monthly Principal Paid on the Certificates		0.00

Total Certificateholders' Principal Carryover Shortfall		0.00
Total Certificateholders' Principal Distributable Amount		0.00
Change in Total Certificateholders' Principal Carryover Shortfall		0.00

Remaining Available Collections		1,274,040.83
Deposit from Remaining Available Collections to fund Reserve Account		0.00
Remaining Available Collections Released to Seller		1,274,040.83

IV. YIELD SUPPLEMENT ACCOUNT

Beginning Yield Supplement Account Balance		69,365,960.13
Release to Collection Account		3,497,459.22
Ending Yield Supplement Account Balance		65,868,500.91

V. RESERVE ACCOUNT

Initial Reserve Account Amount		7,039,282.84
Required Reserve Account Amount		7,039,282.84
Beginning Reserve Account Balance		7,039,282.84
Ending Reserve Account Balance		7,039,282.84

Reserve Account Triggers	Test Ratio	Actual Ratio	Result
Average Three Period Delinquency Percentage	2.00%	0.17%	Pass
Average Three Period Charge Off Rate	2.75%	0.55%	Pass

Required Reserve Account Amount for Next Period		7,039,282.84

VI. POOL STATISTICS

Weighted Average Coupon		3.19%
Weighted Average Remaining Maturity		46.60

Principal Recoveries of Defaulted Receivables		243,671.76
Principal on Defaulted Receivables		1,088,895.09
Pool Balance at Beginning of Collection Period		1,240,073,413.68
Net Loss Ratio		0.82%

Net Loss Ratio for Second Preceding Collection Period		0.36%
Net Loss Ratio for Preceding Collection Period		0.46%
Net Loss Ratio for Current Collection Period		0.82%
Average Net Loss Ratio		0.55%

Cumulative Net Losses for all Periods		1,951,324.11

Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	8,685,794.25	436
61-90 Days Delinquent	1,995,920.46	115
91-120 Days Delinquent	605,806.68	31
Total Delinquent Receivables:	11,287,521.39	582
61+ Days Delinquencies as Percentage of Receivables	0.22%	0.20%

Delinquency Ratio for Second Preceding Collection Period		0.13%
Delinquency Ratio for Preceding Collection Period		0.18%
Delinquency Ratio for Current Collection Period		0.20%
Average Delinquency Ratio		0.17%